Exhibit 99.1

TSS, INC. REPORTS FIRST QUARTER 2016 RESULTS

ROUND ROCK, TX – May 16, 2016 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, reported results for its first quarter ended March 31, 2016.

First Quarter Highlights:

●	First quarter 2016 revenue of $7.7 million compared with $7.3 million in the first quarter of 2015 and $10.1 million in the fourth quarter of 2015.
●	Gross margin of 17% in the first quarter of 2016 compared with 33% in the first quarter of 2015.
●	Reduced operating expenses by 14% compared to the first quarter of 2015.
●	Net loss of $1,167,000 or $(0.07) per share, compared to a net loss of $402,000 or $(0.03) per share in the first quarter of 2015.
●	Adjusted EBITDA loss of $862,000 compared with Adjusted EBITDA loss of $96,000 in the first quarter of 2014.

“After a strong fourth quarter, the first quarter of this year was impacted by an unfavorable mix of business from a number of customers. We are seeing a strong second quarter with a very favorable mix of business. Therefore, we expect the first half of the year to be near adjusted EBITDA break-even,” said Anthony Angelini, President and Chief Executive Officer of TSS.  “With revenue comparable to the first quarter, the second quarter will benefit from the return to gross margins in the 30% range and from an approximately 15% sequential reduction in operating costs largely due to the conclusion of our annual audit in the first quarter.  Overall, our business can fluctuate but we believe we are on the right track to drive growth in the second half of the year.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the first quarter 2016 financial results for today at 4:30PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 42529562#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at http://ir.totalsitesolutions.com/events.cfm.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until June 15, 2016. The audio replay can be accessed by dialing 1-888-843-7419 in the U.S. or 630-652-3042 toll free then enter conference ID number 42529562#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 90 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Forward-Looking Statements

This press release contains “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: our independent registered public accounting firm’s reports on our 2014 and 2015 financial statements contain an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern; we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	March 31,	December 31
	2016	2015
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$869	$1,132
Contract and other receivables, net	3,210	6,997
Costs and estimated earnings in excess of billings on uncompleted contracts	935	1,084
Inventories, net	59	66
Prepaid expenses and other current assets	202	235
Total current assets	5,275	9,514
Property and equipment, net	677	702
Goodwill	1,907	1,907
Intangible assets, net	807	841
Other assets	29	30
Total assets	$8,695	$12,994
Liabilities and Stockholders’ Equity
Current Liabilities
Long-term borrowings, current portion, net	$363	$287
Borrowings under credit facility	1,356	2,150
Accounts payable and accrued expenses	5,885	7,608
Billings in excess of costs and estimated earnings on uncompleted contracts	1,854	2,476
Total current liabilities	9,458	12,521
Long-term borrowings, less current portion, net	900	1,036
Other liabilities	32	37
Total liabilities	10,390	13,594

Stockholders’ Equity (Deficit)
Preferred stock- $.0001 par value; 1,000 shares authorized at March 31, 2016 and December 31, 2015; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at March 31, 2016 and December 31, 2015: 16,390 and 16,366 issued at March 31, 2016 and December 31, 2015, respectively	2	2
Additional paid-in capital	68,401	68,329
Treasury stock 724 shares at cost at March 31, 2016 and December 31, 2015, respectively	(1,531)	(1,531)
Accumulated deficit	(68,567)	(67,400)
Total stockholders' equity (deficit)	(1,695)	(600)
Total liabilities and stockholders’ equity (deficit)	$8,695	$12,994

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended March 31,
	2016	2015
Results of Operations:
Revenue	$7,675	$7,272
Cost of revenue, excluding depreciation and amortization	6,370	4,868
Gross profit	1,305	2,404
Operating expenses:
Selling, general and administrative	2,252	2,604
Depreciation and amortization	147	130
Total operating costs	2,399	2,734
Operating loss	(1,094)	(330)
Interest income (expense), net	(80)	(72)
Other income (expense), net	7	-
Loss before income taxes	(1,167)	(402)
Income tax expense	-	-
Net loss	$(1,167)	$(402)

Basic & diluted net loss per share	$(0.07)	$(0.03)
Shares used in computing basic & diluted net loss per share	15,678	15,283

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended March 31,
	2016	2015

Net loss	$(1,167)	$(402)

Interest income (expense), net	80	72
Depreciation and amortization	147	130

EBITDA	$(940)	$(200)

Stock based compensation	72	104
Provision for bad debts	6	-
Provision for income taxes	-	-
Adjusted EBITDA	$(862)	$(96)